Exhibit 10.2

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Investment Advisory Agreement, dated as of October 31, 2025 (this “Agreement”) is made as of May 1, 2026 between Macquarie Energy Transition Infrastructure Fund, L.P., a Delaware limited partnership (the “Partnership”), and Macquarie Wealth Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Partnership entered into the Agreement with the Adviser to originate and recommend investment opportunities to the Partnership, monitor and evaluate Investments;

WHEREAS, the engagement of the Adviser by the Partnership is authorized by the Second Amended and Restated Limited Partnership Agreement of the Partnership (as further amended and/or restated from time to time, the “Partnership Agreement”);

WHEREAS, as set forth in Section 8(a) of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1. DEFINITIONS; REFERENCES. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement or the Partnership Agreement. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Partnership Agreement shall, after the date hereof, refer to the Partnership Agreement as amended hereby.

 2. AMENDMENT TO THE AGREEMENT. Section 3(b) is hereby removed in its entirety and replaced with the following:

“The Management Fee shall be calculated and paid monthly by the Partnership in arrears with respect to each calendar month commencing with the Initial Closing in an amount equal to 1.25% per annum of the NAV of the Partnership (other than Class E Units, for which there is no Management Fee); provided, that for each class of Units (other than Class E Units), the Management Fee shall be waived for the first twenty-four (24) months following the Initial Closing, such that the Management Fee shall be equal to the annual rate of 0.85% of the NAV of the Partnership (other than Class E Units). The Management Fee shall be payable by the Partnership before giving effect to any accruals for the Management Fee, Administration Fee, the Distribution and/or Servicing Fee, the Performance Allocation, Unit redemptions for that month, any distributions and without taking into account certain taxes incurred (directly or indirectly) by the Partnership or an Intermediate Entity in which the Partnership participates. The Partnership, the Feeder and/or any such Parallel Fund will each be obligated to pay (without duplication) its proportional share of the Management Fee based on its proportional interest in the Intermediate Entities. The Adviser may elect to receive the Management Fee in cash and/or Units of the Partnership. If the Management Fee is paid in Units, such Units may be redeemed by the Partnership at NAV per Unit at the Adviser’s request and will be subject to the volume limitations of the Redemption Program but not the Early Redemption Deduction.”

3. ENTIRE AGREEMENT. Except as amended by this Amendment, the Agreement remains unaltered and in full force and effect. The Agreement, as amended by this Amendment, embodies the entire understanding of the parties, supersedes any prior agreements or understandings with respect to the subject matter hereof, and cannot be altered, amended, supplemented, or abridged, or any provisions waived except by the written consent of the parties.

4. COUNTERPARTS. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written.

MACQUARIE ENERGY TRANSITION INFRASTRUCTURE FUND, L.P.

By:	METI GP, LLC, its general partner

By:	/s/ William Demas
Name:	William Demas
Title:	President

By:	/s/ Melissa Toomey
Name:	Melissa Toomey
Title:	Assistant Secretary

MACQUARIE WEALTH ADVISERS, LLC

By:	/s/ Alex Lee
Name:	Alex Lee
Title:	President

[Signature Page to METI US - Amendment No. 1 to A&R Investment Advisory Agreement]

3